Exhibit 99.1

Ingersoll Rand Changes Segment Reporting to Align with Reorganization Following Expected Security Spin

New structure provides greater focus on growth, continued implementation of business operating system, and reduces complexity and overhead cost

Swords, Ireland, November 6, 2013 - Ingersoll-Rand plc (NYSE:IR), a world leader in creating comfortable, sustainable and efficient environments, has realigned its financial reporting into two segments: Climate and Industrial.

The new segment reporting reflects a focus on Ingersoll Rand’s core businesses following the spin-off of the company’s commercial and residential security businesses named Allegion, which is on track for completion prior to year-end. Ingersoll Rand’s Climate and Industrial segment reporting is effective with the company’s 2013 fourth-quarter results.

The financial reporting segments correspond to the company’s new organization design that was restructured to increase focus on growth and reduce overhead cost.

“Over the last six months we conducted a rigorous assessment of the company’s strategies and looked at what it will take for us to accelerate growth,” said Michael W. Lamach, chairman and chief executive officer. “Our review led us to design a structure that provides our businesses with the flexibility, appropriate investment and accountability to grow successfully. The new structure also reduces complexity and costs, builds on our successful operational excellence philosophy and optimizes common assets.”

The Climate segment now includes all of our commercial and residential heating ventilation and air conditioning (HVAC), and our transport solutions business. The Industrial segment remains unchanged. Effective immediately, two experienced industry leaders will direct the company’s segments.

Didier Teirlinck named executive vice president Ingersoll Rand, Climate Segment.
Teirlinck has served as the president of the Climate Solutions sector since it was formed in 2009. Teirlinck joined Ingersoll Rand as the president of Climate Control - Europe in 2005, and was promoted to president of the entire sector in 2008.

Robert Zafari named executive vice president Ingersoll Rand, Industrial Segment.
Zafari has served as the president of the Industrial Technologies sector since 2010. He has 13 years of experience with Ingersoll Rand and has served as president of Climate Solutions Europe, Middle East, India and Africa (EMEIA), president of Trane EMEIA, president of Security Technologies EMEIA and president of Compact Vehicle Technologies Europe Middle East and Africa (EMEA).

“I look forward to working with Didier and Robert to exceed customer expectations, build high-performing teams and deliver shareholder value,” said Lamach.

As a result of this restructuring, the company expects to incur a charge of approximately $0.15-$0.20 per share to occur within the next two quarters.

Lamach will share further details on the company’s strategy and reporting segments at the Ingersoll Rand analyst investor meeting on Tuesday, November 12, in New York. A real-time, listen-only webcast of the meeting will be broadcast live over the Internet. Individuals wishing to listen can access the meeting through the company’s website at www.ingersollrand.com.

About Ingersoll Rand
Ingersoll Rand (NYSE:IR) advances the quality of life by creating and sustaining safe, comfortable and efficient environments. Our people and our family of brands-including Club Car®, Ingersoll Rand®, Schlage®, Thermo King® and Trane® -work together to enhance the quality and comfort of air in homes and buildings; transport and protect food and perishables; secure homes and commercial properties; and increase industrial productivity and efficiency. We are a $14 billion global business committed to a world of sustainable progress and enduring results. For more information, visit www.ingersollrand.com.

This news release includes “forward-looking statements,” which are statements that are not historical facts, including statements that relate to the new reporting structure, our expectation regarding charges related to the restructuring, our ability to successfully grow, and our ability to reduce complexity and costs and optimize common assets. These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Such factors include, but are not limited to, our ability to successfully, if ever, complete the proposed spinoff; our ability to fully realize the expected benefits of the proposed spinoff; global economic conditions, demand for our products and services and tax law changes. Additional factors that could cause such differences can be found in our Form 10-K for the year ended December 31, 2012, Form 10-Q for the quarters ended March 31, 2013, June 30, 2013, September 30, 2012 and in our other SEC filings. We assume no obligation to update these forward-looking statements.